                                                                    EXHIBIT 99.2



                             CARRIZO OIL & GAS, INC.

              STATEMENT OF RESOLUTION ESTABLISHING SERIES OF SHARES

                                   DESIGNATED

               SERIES B CONVERTIBLE PARTICIPATING PREFERRED STOCK


         Pursuant to Article 2.13 of the Texas Business Corporation Act


                  Carrizo Oil & Gas, Inc., a Texas corporation (the "Corporation"), hereby certifies:

                  A. That, pursuant to the authority contained in Article IV of the Amended and Restated Articles of Incorporation of the Corporation (the "Articles of Incorporation") and in accordance with the provisions of Article
2.13 of the Texas Business Corporation Act (the "TBCA"), the Board of Directors of the Corporation has duly adopted, at a meeting held January 28, 2002 and a Special Committee has duly adopted by unanimous written consent dated as of February 19, 2002, the following resolution creating and providing for the establishment and issuance of a series of shares of Preferred Stock as hereinafter described, providing for the designations, preferences, limitations and relative rights, voting, redemption and other rights thereof and the qualifications, limitations or restrictions thereof, in addition to those set forth in the Articles of Incorporation, all in accordance with the provisions of
Article 2.13 of the TBCA.

                  RESOLVED, that pursuant to Article IV of the Articles of Incorporation, which authorizes the issuance of 50,000,000 shares of stock, consisting of 10,000,000 shares of preferred stock, par value of $.01 per share (the "Preferred Stock"), none of which is outstanding, and 40,000,000 shares of common stock, par value $.01 per share (the "Common Stock"), the Corporation hereby provides for the issuance of a series of 150,000 shares of Preferred Stock, designated as Series B Convertible Participating Preferred Stock ("Series B Preferred Stock"), and hereby approves the designation, issuance and sale by this Corporation of 60,000 shares of the Series B Preferred Stock and hereby provides for the following designations, preferences, limitations and relative rights, voting, redemption and other rights thereof and the qualifications, limitations or restrictions thereof:

                  1. Designation of the Series. There shall be a series of Preferred Stock designated as "Series B Convertible Participating Preferred Stock", par value $.01 per share, consisting of 150,000 shares. Each share of Series B Preferred Stock shall be referred to herein as a "Series B Preferred Share" or "Share."

                  2. Voting.

                  Except provided herein or as otherwise as required by law, the Series B Preferred Stock shall not have any right to vote for the election of directors or for any other purpose. So long as the Series B Preferred Stock is outstanding, the Corporation shall not, without the affirmative vote of the holders of at least a majority of all outstanding Shares or written consent of the holders of at least a majority of all outstanding Shares, voting or consenting separately as a class:

                           (i) create (by reclassification or otherwise),
                  authorize or issue, or effect any corporate transaction such as a merger or consolidation that results in the creation or issuance of, any class or series of Prior Stock or Parity Stock;

                           (ii) effect any corporate transaction such as a
                  merger or consolidation, or approve an amendment to the Articles of Incorporation, that would result in: (A) an increase or decrease of the aggregate number of authorized shares of Series B Preferred Stock, or (B) a change in the designations, preferences, limitations, or relative rights of the shares of Series B Preferred Stock;

                           (iii) effect any change in the Corporation's Article
                  of Incorporation or bylaws, as then in effect (the "Bylaws"), that adversely affects the rights, preferences or privileges of the Series B Preferred Stock;

                           (iv) materially change the nature of the
                  Corporation's business from a company engaged (whether directly or through holdings in other entities) in the exploration, exploitation, development and production of oil and natural gas and related activities; or

                           (v) issue any shares of Series B Preferred Stock
                  except pursuant to Section 3 or pursuant to the Securities Purchase Agreement, dated February 20, 2002 between the Corporation and the investors listed therein.

                  For purposes hereof:

                  (x) "Junior Stock" shall collectively mean all equity securities (including the Common Stock) of the Corporation which rank junior (but in no case senior) to the Series B Preferred Stock as to payment of dividends or distributions upon liquidation, dissolution or winding up of the Corporation;

                  (y) "Parity Stock" shall collectively mean all equity securities of the Corporation which rank on a parity with the Series B Preferred Stock as to payment of dividends or distributions upon liquidation, dissolution or winding up of the Corporation; and

                  (z) "Prior Stock" shall collectively mean all equity securities of the Corporation which rank senior to the Series B Preferred Stock as to payment of dividends or distributions upon liquidation, dissolution or winding up of the Corporation.

                  To the extent that the holders of the Series B Preferred Stock shall have the right to vote as a class (alone or together with any other series of stock of the Corporation) pursuant to the requirements of applicable law on any matter not set forth herein as otherwise requiring the vote of such holders, the approval of such matter shall require only the vote of the holders of a majority of the Shares entitled to vote thereon (unless a higher percentage is required by law or the Articles of Incorporation) or written consent of the holders of a majority of the Shares entitled so to vote (unless a higher percentage is required by law or the Articles of Incorporation). Without limiting the generality of the foregoing, to the extent the vote of holders of Series B Preferred Stock is required (pursuant to provisions of current law or any change thereto) for approval of (1) any plan of merger, consolidation, conversion or exchange for which the TBCA requires a shareholder vote, (2) any disposition of assets for which the TBCA requires a shareholder vote, (3) any dissolution of the Corporation for which the TBCA requires a shareholder vote, and (4) any amendment of the Articles of Incorporation of the Corporation for which the TBCA requires a shareholder vote, such vote shall be (in lieu of any greater vote required by the TBCA) the affirmative vote of the holders of a majority of the outstanding Series B Preferred Shares entitled to vote thereon.

                  The rights of holders of Series B Preferred Shares to take any action as provided in this Statement of Resolutions or otherwise (including without limitation the waiver of any rights of such holders) may be exercised at any annual meeting of shareholders or at a special meeting of shareholders held for such purpose or at any adjournment thereof, or without a meeting, without prior notice and without a vote, if a consent or counterpart consents in writing, setting forth the action so taken, shall be signed by the holder or holders of Shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all Shares entitled to vote on the action were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those holders of Series B Preferred Shares who did not consent in writing to the action.

                  For the taking of any action as provided in this Section 2 by the holders of Series B Preferred Shares or for any action as to which the holders of Series B Preferred Stock are entitled to vote, each such holder shall have one vote for each Share standing in its name on the transfer books of the Corporation as of any record date fixed for such purpose or, if no such date be fixed, at the close of business on the business day next preceding the day on which notice is given, or if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

                  So long as the right to vote pursuant to this Section 2 continues (and unless such right has been exercised by written consent of the minimum number of Shares required to take such action), upon the written request of holders of a majority of the Series B Preferred Shares outstanding addressed to the Secretary of the Corporation at the principal office of the Corporation, the Secretary of the Corporation shall call a special meeting of the holders of Shares entitled to vote as provided herein. Such meeting shall be held within thirty
(30) days after delivery of such request to the Secretary, at the place and upon the notice provided by law and in the Bylaws, for the holding of meetings of shareholders.

                  3. Dividends. The last day of June and December on which the Series B Preferred Stock shall be outstanding shall be deemed to be a "Dividend Due Date" (except that if any such date is a Saturday, Sunday or legal holiday, then the next succeeding date that is not a Saturday, Sunday or legal holiday shall be the Dividend Due Date). The holders of Series B Preferred Shares shall be entitled to receive, if, when and as declared by the Board of Directors out of funds legally available therefor, cumulative dividends at the applicable rate per annum set forth below on each Series B Preferred Share, calculated on the basis of a year of 360 days consisting of twelve 30-day months, payable semi-annually on each Dividend Due Date, with respect to the semi-annual period ending on the Dividend Due Date. Dividends will be paid, at the option of the Corporation, (i) at the rate of $8.00 per share per year in cash or (ii) by issuing additional fully paid and nonassessable shares of Series B Preferred Stock (or fractions thereof) at the annual rate of 0.10 of a Share of Series B Preferred Stock on each Series B Preferred Share. Dividends on each Series B Preferred Share (or fraction thereof) shall accumulate, be cumulative and accrue dividends thereon daily from and after February 20, 2002 (or in the event of a Share (or fraction thereof) initially issued after the first issuance of any Shares, from the immediately preceding Dividend Due Date or, if none, from the date of such first issuance), whether or not there are profits, surplus or other funds of the Corporation legally available therefore. The record date for the payment of the aforementioned dividends shall be the fifteenth day of June or December, as the case may be, immediately preceding the relevant Dividend Due Date. For purposes hereof, the term "legal holiday" shall mean any day on which banking institutions are authorized to close in New York, New York or Houston, Texas.

                  Each fractional share of Series B Preferred Stock outstanding shall be entitled to a ratably proportionate amount of all dividends or distributions accruing or made with respect to each outstanding Series B Preferred Share pursuant to this Section 3 and all such dividends or distributions with respect to such outstanding fractional shares shall be cumulative and shall accrue dividends thereon daily, and shall be payable in the same manner and at such times as provided for in this Section 3 with respect to dividends or distributions on each outstanding Series B Preferred Share.

                  On each Dividend Due Date all dividends which shall be accumulated on each Series B Preferred Share outstanding on such Dividend Due Date shall be deemed to become "due." Any dividend which shall not be paid on the Dividend Due Date on which it shall become due shall be deemed to be "past due" until such dividend shall be paid or until the Series B Preferred Share with respect to which such dividend became due shall no longer be outstanding, whichever is the earlier to occur. If any dividend payable pursuant to the foregoing part of Section 3 is not paid on the Dividend Due Date therefor, then the amount of such dividend shall be computed as if the amount thereof had been compounded semi-annually from the date of such Dividend Due Date to the date such dividend is paid ("Additional Dividends").

                  Unless all accrued dividends on the Series B Preferred Stock shall have been paid and a sum sufficient for the payment thereof set apart, no dividend shall be paid or declared, and no distribution shall be made, on any Junior Stock and no redemption of any Junior Stock shall occur other than dividends payable in Junior Stock and any payments in respect of fractional Shares.

                  In addition to the foregoing, if the Corporation declares a cash dividend on the Common Stock of the Corporation, the holders of shares of Series B Preferred Stock shall be entitled to receive for each share of Series B Convertible Preferred Stock a cash dividend in the amount of the cash dividend that would be received by a holder of the Common Stock into which such share of Series B Convertible Preferred Stock is convertible on the record date for such cash dividend. In any such case, the Corporation shall declare a cash dividend on the Series B Convertible Preferred Stock at the same time that it declares a cash dividend on the Common Stock and shall establish the same record date for the dividend on the Series B Convertible Preferred Stock as is established for such cash dividend on the Common Stock.

                  Any reference to "dividend" or "distribution" in this Section 3 shall not be deemed to include any distribution made in connection with any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

                  4. Redemption.

                  (a) Corporation Optional Redemption. At the election of the Corporation, upon not less than 20 and not more than 60 days' prior written notice, the Series B Preferred Shares may be redeemed for cash, out of legally available funds, as a whole or in part, at any time or from time to time, as follows:

                           (i) through the first anniversary of the Issue Date
                  (as defined below), at a price per share equal to 120% of the Purchase Price/Dividend Preference (as defined below);

                           (ii) from and after the first anniversary of the
                  Issue Date through the second anniversary of the Issue Date, at a price per share equal to 115% of the Purchase Price/Dividend Preference;

                           (iii) from and after the second anniversary of the
                  Issue Date through the third anniversary of the Issue Date, at a price per share equal to 110% of the Purchase Price/Dividend Preference; and

                           (iv) after the third anniversary of the Issue Date, at a price per share equal to the Purchase Price/Dividend Preference.

                  (b) Holder Optional Redemption. At any time or from time to time after the third anniversary of the Issue Date, upon 90 days' prior written notice by a holder to the Corporation setting forth the proposed Redemption Date, all or part of the Series B Preferred

Shares owned by such holder may be redeemed for cash, out of legally available funds, at a price per share equal to the Purchase Price/Dividend Preference, at the election of such holder. Upon receipt of notice from a holder under this
Section 4(b), the Corporation shall provide notice to each other holder of Series B Preferred Shares as set forth below.

                  (c) For purposes hereof,

                           (i) "Issue Date" shall mean the first date on which
                  any shares of Series B Preferred Stock are issued (which shall be the same date for all shares of Series B Preferred Stock whether issued on that date or subsequently issued).

                           (ii) "Purchase Price/Dividend Preference" shall mean
                  $100 plus all cumulative and accrued dividends (whether or not earned or declared) accumulated and unpaid on such Share, including Additional Dividends, through the date the Corporation has paid or properly provided for the Redemption Price.

                           (iii) "Redemption Date" shall mean the date of any
                  redemption made pursuant to this Section 4.

                           (iv) "Redemption Price" shall mean the price paid by
                  the Corporation for any redemption pursuant to this Section 4.

                  No sinking fund shall be established for the Series B Preferred Stock.

                  Notice of any redemption of the Series B Preferred Shares required to be given by the Corporation shall be mailed by means of certified mail (return receipt requested), postage paid, addressed to the holders of record of the Series B Preferred Shares, at their respective addresses then appearing on the books of the Corporation and last known address (if different). Each such notice shall be deemed received by the holder of record upon deposit with the United States Postal Service or by facsimile to the holder at the last fax number supplied by the holder to the Corporation. Upon the mailing of any such redemption notice (which in the event of a redemption pursuant to Section 4(b) shall be at least 15 days prior to the Redemption Date called for in the holders' notice pursuant to such section), the Corporation shall become obligated to redeem, on the Redemption Date specified therein, all shares of Series B Preferred Stock called for redemption. Each notice of redemption by the Corporation shall specify (i) the Redemption Date, (ii) the Redemption Price,
(iii) the place for payment and for delivering the stock certificate(s) and transfer instrument(s) in order to collect the Redemption Price (which shall be at a reasonable location in the United States), and (iv) whether all or less than all Series B Preferred Shares are being redeemed and the total number of Series B Preferred Shares being redeemed. If fewer than all the outstanding Series B Preferred Shares are to be redeemed pursuant to Section 4(a), the Corporation will select those to be redeemed as nearly pro rata as practicable based upon the number of Shares of each holder then held as a percentage of the number of Shares then issued and outstanding. Failure by the Corporation to give the notice described in this paragraph, or the formal insufficiency of any such notice, shall not prejudice the rights of any holders of Series B Preferred Shares to cause the Corporation to redeem any such shares held by such holder, provided the holder receives the Redemption Price on the Redemption Date.

                  Any notice by a holder giving rise to redemption of the Series B Preferred Shares pursuant to Section 4(b) required to be given by the holder or holders thereof shall be mailed by means of certified mail (return receipt requested), postage paid, or by facsimile to the Corporation at its registered office and must specify the number of Shares for which redemption is sought.

                  After the Redemption Date for any Series B Preferred Shares, the holder of such shares shall not be entitled to receive payment of the Redemption Price for such Shares until such holder shall cause to be delivered to the place specified in the notice given (which shall be at a reasonable location in the United States) with respect to such redemption the certificate(s) representing such Series B Preferred Shares and, if required by the Corporation, duly endorsed to the Corporation or in blank or accompanied by instruments of transfer to the Corporation or in blank. No interest shall accrue on the Redemption Price of any Series B Preferred Share after its Redemption Date.

                  Provided the Redemption Price of a Series B Preferred Share has been paid or properly provided for in accordance with Section 6, at the close of business on the Redemption Date for any Series B Preferred Share, such Share shall be deemed to cease to be outstanding and all rights of any person other than the Corporation in such Share shall be extinguished on the Redemption Date (including all rights to vote or consent or to receive future dividends with respect to such Share) except for the right to receive the Redemption Price, without interest, for the Shares in accordance with the provisions of this Section 4, subject to applicable escheat laws.

                  (d) Redemption Subject to Applicable Law. Notwithstanding the redemption rights granted to the holders of Series B Preferred Shares in this
Section 4, the Corporation shall be required to redeem shares of Series B Preferred Stock only if (i) after giving effect to the redemption, the Corporation would not be insolvent, (ii) the net assets of the Corporation are not less than the amount of the proposed redemption and (iii) funds are otherwise legally available therefor under the TBCA, as from time to time amended. Without limiting the generality of any provision hereof or of any applicable law, failure to redeem the Series B Preferred Shares in accordance with the requirements of this Section 4 shall result in dividends continuing to accrue and accumulate on such Shares and shall result in the holders of such Shares having the right to vote such Shares as otherwise permitted herein (and all other rights and obligations shall continue with respect to such Shares as set forth herein), but shall not result in the Redemption Price of such Shares being deemed to be a debt of the Corporation.

                  In the event that the total amount of funds legally available for redemption of Series B Preferred Shares is insufficient to redeem the Series B Preferred Shares that are the subject of a notice of redemption, then the Series B Preferred Shares shall be redeemed ratably based on the aggregate redemption amount payable with respect to the shares of Series B Preferred Stock then redeemable.

                  If a notice of redemption is given and the Corporation is unable to redeem the Series B Preferred Shares that are the subject of such notice of redemption because (i) after giving effect to the redemption, the Corporation would be insolvent, (ii) the net assets of the Corporation are less than the amount of the proposed redemption or (iii) funds are not legally available therefor under the TBCA, as from time to time amended, the obligation of the Corporation to redeem such shares of Series B Preferred Stock shall continue until the Corporation is permitted to redeem such Series B Preferred Stock in accordance with this Section 4(d).

                  5. Liquidation. In the event of any voluntary or involuntary dissolution, liquidation, winding up or Sale (as defined below) of the Corporation (each a "Liquidation"), before any distribution of assets shall be made to the holders of any Junior Stock of the Corporation, the holder of each Series B Preferred Share then outstanding shall, after payment or provision for payment of debts and other liabilities of the Corporation, be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders the greater of the following amounts per Share and no more: (i) $100 in cash plus all cumulative and accrued dividends (whether or not earned or declared) accumulated and unpaid on such Share, including Additional Dividends, through the date fixed for the distribution of assets of the Corporation to the holders of Series B Preferred Stock; or (ii) the liquidation distribution, if any, payable in such Liquidation with respect to each share of Common Stock, distributed pro rata to the holders of the Series B Preferred Stock, any Parity Stock and the Common Stock on an as-converted basis (assuming the conversion of all Series B Preferred Stock and Parity Stock (if convertible into Common Stock) at the time such liquidation distribution is paid to holders of such Common Stock). For purposes hereof, "Sale" shall mean and shall be deemed to have occurred at such time as any of the following occur: (x) a Change of Control Merger (as defined in Section 9(iii)); or (y) the sale, transfer or other disposition by the Corporation of all or substantially all of the assets of the Corporation to another entity.

                  If upon any Liquidation of the Corporation, the amount available pursuant to Section 5(i) hereof is greater than the amount available pursuant to Section 5(ii) hereof, and the assets available for distribution to the holders of Series B Preferred Stock then outstanding (hereinafter in this paragraph called the "Total Amount Available") shall be insufficient to pay the holders of all outstanding Series B Preferred Stock the full amounts (including all dividends accumulated and unpaid) to which they shall be entitled by reason of such Liquidation of the Corporation pursuant to Section 5(i), then the holders of the Series B Preferred Stock shall be entitled to share the Total Amount Available pro rata based upon the number of shares of Series B Preferred Stock then held by each holder.

                  In the event that a liquidation distribution is payable to holders of shares of Common Stock, then the Board of Directors of the Corporation shall determine in its reasonable judgment whether clause (i) or
(ii) of the first paragraph of this Section 5 will result in a greater payment to the holders of Series B Preferred Stock. Any such distribution under clause
(ii) of
such paragraph shall be made to the fullest extent reasonably practicable in the same type of cash, securities or other assets as is made to holders of Common Stock.

                  The holder of any Series B Preferred Shares shall not be entitled to receive any payment owed for such Shares under this Section 5 until such holder shall cause to be delivered to the Corporation at such reasonable location in the United States as the Corporation may designate the certificate(s) representing such Series B Preferred Shares and, if required by the Corporation, duly endorsed to the Corporation or in blank or accompanied by instruments of transfer to the Corporation or in blank. As in the case of the Redemption Price, no interest shall accrue on any payment upon liquidation after the due date thereof, provided that the Corporation has delivered the payment required for such Shares under this Section 5 or duly provided therefor under
Section 6 below.

                  After the full amount of the liquidating distribution of a Share has been paid or properly provided for in Section 6 below, such Share will not entitle the holder thereof to any further participation in any distribution of assets by the Corporation. Such Share shall be deemed to cease to be outstanding and all rights of any person other than the Corporation in such Share shall be extinguished on the date of such payment or proper provision for such payment (including all rights to vote or consent or to receive future dividends or distributions with respect to such Share) except for the right to receive the payment due upon Liquidation under this Section 5, without interest, for the Shares in accordance with the provisions of this Section 5, subject to applicable escheat laws.

                  6. Payments. The Corporation may, on or prior to the Redemption Date, the date of distribution of assets to shareholders for a Liquidation or the date a Change of Control Purchase Price is due (each, a "Payment Date"), deposit with any bank or trust company in Texas, or any bank or trust company in the United States duly appointed and acting as transfer agent for the Corporation, as a trust fund, a sum sufficient to make the payment required on such Payment Date, with irrevocable instructions and authority to such bank or trust company to give or complete the notice if any required in connection with such payment thereof and to pay, on or after the Payment Date to the Persons entitled thereto certified by an officer of the Corporation, the payment due on the Payment Date upon the surrender of such Persons' respective share certificates representing the Shares.

                  Any payment which may be owed for the payment of the Redemption Price for any Series B Preferred Shares pursuant to Section 4 or the payment of any amount distributed with respect to any Series B Preferred Shares under Section 5 or the Change of Control Purchase Price pursuant to Section 9 shall be deemed to have been "paid or properly provided for" upon the earlier to occur of: (i) the date upon which the funds sufficient to make such payment shall be deposited in a manner contemplated by the preceding paragraph or (ii) the date upon which a check payable to the person entitled to receive such payment shall be delivered to such person or mailed to such person at either the address of such person then appearing on the books of the Corporation or such other address as the Corporation shall deem reasonable, provided such check shall provide good funds.

                  7. Conversion. Holders of shares of Series B Preferred Stock shall have the right to convert all or a portion of such Shares into shares of Common Stock, as follows:

                  (a) Subject to and upon compliance with the provisions of this
Section 7, a holder of Series B Preferred Shares shall have the right, at such holder's option, at any time to convert all or any of such Shares into the number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion to the nearest 1/100th of a share) obtained by dividing the (i) the product of (A) $100 plus all cumulative and accrued dividends (whether or not earned or declared) accumulated and unpaid on such Share, including Additional Dividends, through the date of surrender of such Share multiplied by
(B) each Share to be converted by (ii) the Conversion Price (as defined below) and by surrender of such shares, such surrender to be made in the manner provided in paragraph (b) of this Section 7; provided, however, that the right to convert shares called for redemption pursuant to Section 4 hereof shall terminate at the close of business on the fourth business day preceding the Redemption Date (but only to the extent the Redemption Price is paid or provided for by the Corporation on the Redemption Date). No Series B Preferred Share may be converted in part into Common Stock without the consent of the Corporation. "Conversion Price" shall mean the conversion price per share of Common Stock into which the Series B Preferred Stock is convertible, as such Conversion Price may be adjusted pursuant to this Section 7. The initial Conversion Price will be $5.70.

                  (b) In order to exercise the conversion right, the holder of each share of Series B Preferred Stock to be converted shall surrender the certificate representing such share, duly endorsed or assigned to the Corporation or in blank, at the office of the Corporation, accompanied by written notice to the Corporation that the holder thereof elects to convert such Series B Preferred Share. Unless the shares issuable on conversion are to be issued in the same name as the name in which such Series B Preferred Share is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or such holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid or are not required to be paid). As promptly as practicable after the surrender of certificates for Series B Preferred Shares as aforesaid, the Corporation shall issue and shall deliver at such office to such holder, or on such holder's written order, a certificate or certificates for the number of shares of Common Stock issuable upon the conversion of such shares in accordance with the provisions of this
Section 7, and any fractional interest in respect of a share of Common Stock arising upon such conversion shall be settled as provided in paragraph (c) of this Section 7.

                  Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for Series B Preferred Shares shall have been surrendered and such notice received by the Corporation as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date and such conversion shall be at the Conversion Price in effect at such time on such date, unless the stock transfer books of the

Corporation shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date upon which such shares shall have been surrendered and such notice received by the Corporation. All shares of Common Stock delivered upon conversion of the Series B Preferred Stock will upon delivery be duly and validly issued and fully paid and nonassessable.

                  (c) In connection with the conversion of any Series B Preferred Shares, the Corporation shall not be obligated to issue any fractional shares or scrip representing fractions of shares of Common Stock upon conversion of the Series B Preferred Stock. If the Corporation elects not to issue fractional shares or scrip, then instead of any fractional interest in a share of Common Stock which would otherwise be deliverable upon the conversion of a Series B Preferred Share, the Corporation shall pay to the holder of such share an amount in cash (computed to the nearest cent) equal to the Closing Price of Common Stock on the Trading Date immediately preceding the date of conversion multiplied by the fraction of a share of Common Stock represented by such fractional interest. If more then one Series B Preferred Share shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series B Preferred Shares so surrendered.

                  (d) The Conversion Price shall be adjusted from time to time as follows:

                           (i) In case the Corporation shall after the Issue
                  Date (A) pay a dividend or make a distribution on its Common Stock that is paid or made (1) in shares of its Common Stock or (2) in rights to purchase stock or other securities if such rights are not separable from the Common Stock except upon the occurrence of a contingency, (B) subdivide or split its outstanding Common Stock into a greater number of shares, (C) combine its outstanding Common Stock into a smaller number of shares or (D) issue any shares of capital stock by reclassification of its Common Stock, the Conversion Price in effect immediately prior thereto shall be adjusted or (in the case of clause (A)(2)) other provision shall be made so that the holder of any Series B Preferred Share thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock of the Corporation and rights to purchase stock or other securities which such holder would have owned or have been entitled to receive after the occurrence of any of the events described above had such share been surrendered for conversion immediately prior to the occurrence of such event or the record date therefor, whichever is earlier. In the event of the redemption of any rights referred to in clause (A), such holder shall have the right to receive, in lieu of any such rights, any cash, property or securities paid in respect of such redemption; provided, however, that if the value of such cash, property or securities is less than $.01 per share of Common Stock, such holder shall not be entitled to such cash, property or securities; provided, further, that any adjustments which by reason of the foregoing clause are not required to be made shall be carried forward and taken into account in any subsequent adjustment. An adjustment made pursuant to this subparagraph (i) shall become effective immediately after the close of business on the record date for determination of shareholders entitled to receive such dividend or distribution in the case of a dividend or distribution (except as provided in paragraph (h) below) and shall become effective immediately after the close of business on the effective date in the case of a subdivision, split, combination or reclassification. Any shares of Common Stock issuable in payment of a dividend shall be deemed to have been issued immediately prior to the close of business on the record date for such dividend for purposes of calculating the number of outstanding shares of Common Stock under clauses (ii), (iii) and (vi) below.

                           (ii) In case the Corporation shall issue after the
                  Issue Date to all holders of Common Stock Options (as defined below) entitling them (for a period expiring within 45 days after the issuance thereof) to subscribe for or purchase Common Stock without consideration or at a price per share less than the Current Market Price per share of Common Stock at the record date for the determination of the shareholders entitled to receive such Options, then the Conversion Price in effect immediately prior thereto shall be adjusted to equal the price determined by multiplying (A) the Conversion Price in effect immediately prior to the date of issuance of such Options by (B) a fraction, the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding (on a Fully Diluted Basis) on the date of the issuance of such Options (without giving effect to any such issuance) and (2) the number of shares which the aggregate proceeds from the exercise of such Options would purchase at such Current Market Price, and the denominator of which shall be the sum of (1) the number of shares of Common Stock outstanding (on a Fully Diluted Basis) on the date of issuance of such Options (without giving effect to any such issuance) and (2) the number of additional shares of Common Stock offered for subscription. Such adjustment shall be made successively whenever any such Options are issued, and shall become effective immediately after such record date. In determining whether any Options entitle the holders of Common Stock to subscribe for or purchase shares of Common Stock at less than such Current Market Price, there shall be taken into account any consideration received by the Corporation upon issuance and upon exercise of such Options, the value of such consideration, if other than cash, to be determined by the Valuation Procedure (as defined).

                           (iii) In case the Corporation shall pay a dividend or
                  make a distribution to all holders of its Common Stock after the Issue Date of any shares of capital stock of the Corporation or its subsidiaries (other than Common Stock) or evidences of its indebtedness or assets, including all equity and debt securities (any of the foregoing being hereinafter in this subparagraph (iii) called the "Securities"), but excluding (I) Options, dividends and distributions referred to in subparagraphs (i) and (ii) above, (II) dividends and distributions in connection with the Liquidation of the Corporation, and (III) a cash dividend for which the

                  Series B Preferred Shares are entitled to receive a dividend under Section 3, then in each such case, the Conversion Price shall be adjusted so that it shall equal the price determined by multiplying (A) the Conversion Price in effect on the record date mentioned below by (B) a fraction, the numerator of which shall be the Current Market Price per share of the Common Stock on the record date mentioned below less the then fair market value as determined by the Valuation Procedure as of such record date of the portion of the Securities applicable to one share of Common Stock, and the denominator of which shall be the Current Market Price per share of the Common Stock on such record date; provided, however, that in the event the then fair market value (as so determined) of the portion of Securities so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price per share of Common Stock on the record date mentioned above, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of Series B Preferred Shares shall have the right to receive the amount and kind of Securities such holder would have received had such holder converted each such Series B Preferred Share immediately prior to the record date for the distribution of the Securities. Except as provided in paragraph (h) below, such adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution.

                           (iv) Notwithstanding anything in subparagraph (ii)
                  above or (vi) below, if the Corporation in any manner issues or sells any Options or Convertible Securities, then the maximum number of shares of Common Stock issuable upon the exercise or conversion of such Options or Convertible Securities shall be deemed, for purposes hereof, to be outstanding and to have been issued and sold by the Corporation. If Options or Convertible Securities issued by the Corporation shall by their terms provide for an increase or increases with the passage of time or otherwise in the price payable to the Corporation upon the exercise or conversion thereof, the Conversion Price upon any such increase becoming effective shall forthwith be readjusted to reflect the same. Upon the expiration or termination of such Options or Convertible Securities, if any such Options or Convertible Securities shall not have been exercised or converted, as the case may be, then the Conversion Price shall forthwith be readjusted and thereafter be the rate which it would have been had an adjustment been made on the basis that
                  (A) the only Options or Convertible Securities so issued or sold were those so exercised or converted and they were issued or sold for the consideration actually received by the Corporation upon such exercise or conversion plus the consideration, if any, actually received by the Corporation for the granting or sale of all such Options or Convertible Securities whether or not exercised or converted and (B) the Corporation issued and sold a number of shares of Common Stock equal to those actually issued upon exercise or conversion of such Options or Convertible Securities, and such shares were issued and sold for a consideration equal to the aggregate exercise and/or conversion price in effect under the Options or Convertible Securities actually exercised or converted at the respective dates of their exercise or conversion. In connection with the foregoing, for purposes of subparagraphs (ii) and (vi), the aggregate consideration received by the Corporation in connection with the issuance of shares of Common Stock or of Options or Convertible Securities shall be deemed to be equal to the sum of the aggregate offering price (before deduction of underwriting discounts or commissions and expenses payable to third parties) of all such securities plus the minimum aggregate amount, if any, payable upon the exercise or conversion of such Options or Convertible Securities into shares of Common Stock.

                           (v) No adjustment in the Conversion Price shall be
                  required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this subparagraph (v) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; and provided, however, that any adjustment shall be required and shall be made in accordance with the provisions of this Section 7 (other than this subparagraph (v)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holder of shares of Common Stock. All calculations under this Section 7 shall be made to the nearest cent (with .005 being rounded upward) or to the nearest 1/100th of a share (with .005 of a share being rounded upward), as the case may be. Anything in this paragraph (d) to the contrary notwithstanding, the Corporation shall be entitled, to the extent permitted by law, to make such reductions in the Conversion Price, in addition to those required by this paragraph (d), as it in its discretion shall determine to be advisable in order that any stock dividend, subdivision of shares, distribution of rights or warrants to purchase stock or securities, issuance of Options or Convertible Securities, or a distribution of other assets or any other transaction which could be treated as any of the foregoing transactions pursuant to Section 305 of the Internal Revenue Code of 1986, as amended, hereafter made by the Corporation to its shareholders shall not be taxable to such shareholders.

                           (vi) To the extent not covered by subsections
                  7(d)(i), (ii) or (iii) hereof, in the event the Corporation shall after the Issue Date and prior to the first anniversary of the Issue Date sell or issue (other than in an Excluded Issuance) Common Stock, Options or Convertible Securities without consideration or with a consideration per share of Common Stock less than the Conversion Price:

                                    (a) for the first $5 million of aggregate
                  consideration received by the Corporation for such sales or issuances during such period, the Conversion Price shall be reduced concurrently with such sale or issuance to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction, (1) the numerator of which shall be the sum of (A) number of shares of Common Stock outstanding (on a Fully Diluted Basis) immediately prior to such issue plus (B) the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of additional shares of Common Stock so sold or issued (or shares of Common Stock issuable upon exercise or conversion of Options or Convertible Securities, as the case may be) would purchase at such Conversion Price, and (2) the denominator of which shall be the sum of (A) the number of shares of Common Stock outstanding (on a Fully Diluted Basis) immediately prior to such issue plus (B) the number of such additional shares of Common Stock so issued (or shares of Common Stock issuable upon exercise or conversion of Options or Convertible Securities, as the case may be); and,

                                    (b) for any transaction pursuant to which
                  the aggregate consideration received by the Corporation for such sales or issuances during such period exceeds $5 million after taking into account the adjustment provided for in subparagraph (a) and for any amounts in excess of the $5 million of aggregate consideration received by the Corporation provided for in subparagraph (a) during such period, the Conversion Price of the Series B Preferred Shares shall be reduced concurrently with such issuance to a price equal to the price per share of Common Stock received in such transaction;

                  provided, however, that the Conversion Price as adjusted in this subparagraph (vi) shall not be less than $4.75, appropriately adjusted for stock splits, reverse stock splits and similar recapitalizations (the "Floor Price").

                           To the extent not covered by subsections 7(d) (i),
                  (ii) or (iii) hereof, in the event the Corporation shall after the first anniversary of the Issue Date sell or issue (other than in an Excluded Issuance) Common Stock, Options or Convertible Securities without consideration or with a consideration per share of Common Stock less than the Conversion Price, the Conversion Price of the Series B Preferred Shares shall be reduced concurrently with such issue to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the sum of (1) number of shares of Common Stock outstanding (on a Fully Diluted Basis) immediately prior to such issue plus (2) the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of additional shares of Common Stock so sold or issued (or shares of Common Stock issuable upon exercise or conversion of Options or Convertible Securities, as the case may be) would purchase at such Conversion Price, and (2) the denominator of which shall be the sum of (1) the number of shares of Common Stock outstanding (on a Fully Diluted Basis) immediately prior to such issue plus (2) the number of such additional shares of Common Stock so issued (or shares of Common Stock issuable upon exercise or conversion of Options or Convertible Securities, as the case may be), provided, however, that the Conversion Price as adjusted shall not be less than the Floor Price.

                           For purposes of the adjustments required by this
                  section, the consideration received by the Corporation for the issuance of any Options or Convertible Securities subject to adjustment required by this section shall be deemed to be the consideration received by the Corporation for such Options or Convertible Securities, plus the consideration or premiums stated in such Options or Convertible Securities to be paid for the Common Stock covered thereby. For purposes of the adjustments required by this subsection, the Common Stock which the holders of any outstanding Options or Convertible Securities shall be entitled to subscribe for or purchase shall be deemed issued and outstanding immediately prior to such sale or issuance. In case the Corporation shall sell or issue Common Stock, Options or Convertible Securities containing the right to subscribe for or purchase Common Stock for a consideration consisting, in whole or in part, of property other than cash or its equivalent, then in determining the "price per share" of Common Stock and the "consideration received by the Corporation" for purposes of the first sentence of this subsection, the fair value of said property shall be determined under the Valuation Procedure. In determining the "price per share" of Common Stock, any underwriting discounts, placement agent fees, commissions or similar charges shall not be deducted from the price received by the Corporation for sales of securities.

                           (vii) An Excluded Issuance shall be the sale or
                  issuance of Common Stock, Options or Convertible Securities to the extent described in any of the following clauses:

                                    (a) any securities issued upon conversion of
                           the Series B Preferred Stock;

                                    (b) any securities issued or granted to
                           eligible officers, employees or directors of, or consultants to, the Corporation and its subsidiaries pursuant to any stock option, issuance, appreciation rights, restricted stock, phantom stock, stock purchase plan or other equity incentive plan for such persons (including without limitation, securities issued upon the exercise of such securities, but excluding any stock options that are not issued pursuant to the Corporation's Incentive Plan or other duly adopted stock option plan) (including any duly adopted amendments thereto);

                                    (c) any securities issued upon exercise of
                           any warrants or options outstanding as of the Issue Date;

                                    (d) any securities issued to financial
                           institutions in connection with debt financings;

                                    (e) securities issuable under the Letter
                           Agreement Regarding Participation in Carrizo 2001 Program dated as of May 1, 2001, among the

                           Corporation, Berea Associates, LLC, Berea Oil & Gas Corp., PAC Finance (USA) Inc., William R. Ziegler, Thomas H. O'Neill, Jr. and Berea Associates II LLC, through Amendment No. 1 effective as of May 2001;

                                    (f) any securities issued as consideration
                           in a Change of Control transaction;

                                    (g) up to an aggregate of 500,000 shares of
                           Common Stock issued after the Issue Date as consideration for any property acquisition, provided, however, that the Corporation shall be entitled to issue, as Excluded Issuances, additional shares of Common Stock for property acquisitions (in excess of such 500,000 shares) upon the prior written consent of Mellon Ventures, L.P., which consent shall not be unreasonably withheld; or

                                    (h) securities of the Corporation issued
                           upon the conversion or exercise of other securities, which other securities of the Corporation had previously resulted in an adjustment hereunder (or which had, pursuant to the terms hereof, not required an adjustment).

                  (e) In case the Corporation shall be a party to any transaction (including without limitation a merger, consolidation, conversion, share exchange, sale of all or substantially all of the Corporation's assets or reclassification or recapitalization of the Common Stock (each of the foregoing being referred to as a "Transaction"), in each case as a result of which shares of Common Stock shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), then the Series B Preferred Stock remaining outstanding will thereafter no longer be subject to conversion into Common Stock pursuant to this Section 7, but instead shall be convertible into the kind and amount of shares of stock and other securities and property receivable (including cash) upon the consummation of such Transaction by a holder of that number of shares or fraction thereof of Common Stock into which one Series B Preferred Share was convertible immediately prior to such Transaction. The Corporation shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this paragraph
(e) and it shall not consent or agree to the occurrence of any Transaction until the Corporation has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the Series B Preferred Stock which will contain provisions enabling the holders of the Series B Preferred Stock which remains outstanding after such Transaction to convert into the consideration received by holders of Common Stock at the Conversion Price immediately after such Transaction. In the event that at any time, as a result of an adjustment made pursuant to this Section 7, the Series B Preferred Stock shall become subject to conversion into any securities other than shares of Common Stock, thereafter the number of such other securities so issuable upon conversion of the shares of Series B Preferred Shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Series B Preferred Shares contained in this Section 7. The provisions of this paragraph (e) shall similarly apply to successive Transactions. Nothing in this Section requires the Series B Preferred Stock to remain outstanding pursuant to a Transaction.

                  (f)      If:

                           (i) the Corporation shall declare a dividend (or any
                  other distribution) on the Common Stock that would cause an adjustment to the Conversion Price of the Series B Preferred Stock pursuant to the terms of any of the paragraphs above (including such an adjustment that would occur but for the terms of the first sentence of subparagraph (d)(v) above);

                           (ii) the Corporation shall authorize the granting to
                  the holders of the Common Stock of Options;

                           (iii) there shall be any reclassification or change
                  of the Common Stock (other than an event to which paragraph
                  (d)(i) of this Section 7 applies) or any consolidation, merger, conversion or share exchange to which the Corporation is a party and for which approval of any shareholders of the Corporation is required, or the sale or transfer of all or substantially all of the assets of the Corporation or any Change of Control (as defined in Section 9 below); or

                           (iv) there shall be a voluntary or involuntary
                  dissolution, liquidation or winding up of the Corporation;

then, in addition to actions otherwise required to be taken pursuant to this
Section 7, the Corporation shall cause to be mailed to the holders of the Series B Preferred Shares at their addresses as shown on the stock records of the Corporation, at least five days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of Options, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or Options are to be determined or (B) the date on which such reclassification, change, consolidation, merger, conversion, share exchange, sale, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, change, consolidation, merger, conversion, share exchange, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice or any defect therein shall not affect the legality or validity of the proceedings described in this Section 7.

                  (g) Whenever the Conversion Price is adjusted as herein provided, the Corporation shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price, the facts requiring such adjustment and upon which such adjustment is based and the date on which such adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to the holder of each Series B Preferred Share at such holder's last address as shown on the stock records of the Corporation.

                  (h) In any case in which paragraph (d) of this Section 7 provides that an adjustment shall become effective immediately after a record date for an event and the date fixed for conversion pursuant to this Section 7 occurs after such record date but before the occurrence of such event, the Corporation may defer until the actual occurrence of such event (i) issuing to the holder of any Series B Preferred Share surrendered for conversion the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such holder any amount in cash in lieu of any fraction pursuant to paragraph (c) of this Section 7.

                  (i) For purposes of this Section 7, the number of shares of Common Stock at any time outstanding shall not include any shares of Common Stock then owned or held by or for the account of the Corporation or any corporation wholly owned by the Corporation.

                  (j) The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, for the purpose of effecting conversion of the Series B Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding Series B Preferred Shares not theretofore converted. For purposes of this paragraph, the number of shares of Common Stock which shall be deliverable upon the conversion of all outstanding shares of Series B Preferred Shares shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

                  Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock deliverable upon conversion of the Series B Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price.

                  The Corporation will endeavor to make the shares of Common Stock required to be delivered upon conversion of the Series B Preferred Stock eligible for trading upon any quotation system or national securities exchange upon which the Common Stock is then traded, prior to such delivery.

                  (k) The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of the Series B Preferred Shares (or any other securities issued on account of the Series B Preferred Stock pursuant hereto) or shares of Common Stock on conversion of the Series B Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of Series B Preferred Shares (or any other securities issued on account of the Series B Preferred Stock pursuant hereto) or shares of Common Stock in a name other than the name in which the shares of Series B Preferred Stock with respect to which such Common Stock shares are issued were registered and the Corporation shall not be required to make any issue or delivery unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or has established, to the reasonable satisfaction of the Corporation, that such tax has been paid or is not required to be paid.

                  (l) For purposes of this Section 7, the following terms shall have the meanings indicated:

                  "Closing Price" with respect to a particular security on any day shall mean on such day the reported last sales price, regular way, for such security or, in case no sale takes place on such day, the average of the reported closing bid and asked prices, regular way, for such security in either case as reported on the New York Stock Exchange, on the principal national securities exchange on which such security is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the National Market of the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ National Market") or, if such security is not quoted on the NASDAQ National Market, the average of the closing bid and asked prices for such security in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for such security on each such date shall not have been reported by NASDAQ, the average of the bid and asked prices for such security for such day as furnished by any New York Stock Exchange member firm regularly making a market in such security selected for such purpose by the holders of a majority of the Series B Preferred Stock then outstanding, or, if no such quotations are available, the fair market value of such security furnished by any New York Stock Exchange member firm selected from time to time by the holders of a majority of the Series B Preferred Stock then outstanding for that purpose.

                  "Convertible Securities" means any capital stock, evidence of indebtedness or other securities or rights convertible into or exchangeable for Common Stock

                  "Current Market Price" per share of Common Stock on any date shall mean the average of the daily Closing Prices for the 5 consecutive Trading Dates prior to the date of determination.

                  "Fully Diluted Basis" means, with respect to the Common Stock at any time of determination, the number of shares of Common Stock that would be issued and outstanding at such time, assuming full conversion, exercise and exchange of all issued and outstanding Options and Convertible Securities that shall be (or may become) exchangeable for, or exercisable or convertible into, Common Stock.

                  "Options" means any warrants, options or other rights to subscribe for or to purchase (i) Common Stock or (ii) Convertible Securities.

                  "Trading Date" with respect to any security means (i) if such security is listed or admitted for trading on the New York Stock Exchange or another national securities exchange, a day on which the New York Stock Exchange or such other national securities exchange is open for trading, (ii) if such security is quoted on the NASDAQ National Market, or any similar system of automated dissemination of quotations of securities prices, a day on which trades may be made on such system, (iii) if not quoted as described in clause (ii), days on which quotations are reported by the National Quotation Bureau Incorporated or (iv) otherwise, any Business Day.

                  "Valuation Procedure" means, with respect to the determination of any amount or value required to be determined in accordance with such procedure (the "Valuation Amount"), a determination (which shall be final and binding on the Corporation and the holders of the Series B Preferred Stock) made
(i) by agreement among the Corporation and the holders of a majority of the Series B Preferred Stock then outstanding (the "Requisite Holders") within thirty (30) days following the event requiring such determination or (ii) in the absence of such an agreement, by an Appraiser (as defined below) selected in accordance with the further provisions of this definition. If the Board of Directors of the Corporation and the Requisite Holders are unable to agree upon an acceptable Appraiser within ten (10) days after the date either party proposed that one be selected, the Appraiser will be selected by an arbitrator located in New York City, New York, selected by the American Arbitration Association (or if such organization ceases to exist, the arbitrator shall be chosen by a court of competent jurisdiction). The arbitrator shall select the Appraiser (within ten (10) days of his appointment) from a list, jointly prepared by the Board of Directors of the Corporation and the Requisite Holders, of not more than six Appraisers of national standing in the United States, of which no more than three may be named by the Board of Directors and no more than three may be named by the Requisite Holders. The arbitrator may consider, within the ten-day period allotted, arguments from the parties regarding which Appraiser to choose, but the selection by the arbitrator shall be made in its sole discretion from the list of six. The Board of Directors and the Requisite Holders shall submit to the Appraiser their respective determinations of the valuation amount, and any supporting arguments and other data as they may desire, within ten (10) days of the appointment of the Appraiser, and the Appraiser shall as soon as practicable thereafter make its own determination of the valuation amount. The final valuation amount for purposes hereof shall be the average of the two valuation amounts closest together, as determined by the Appraiser, from among the valuation amounts submitted by the Board (the "Corporation's Valuation") and the Requisite Holders (the "Holders' Valuation") and the valuation amount calculated by the Appraiser. The fees and expenses of the Appraiser and arbitrator (if any) used to determine the valuation amount shall be (i) paid by the Corporation if the Corporation's Valuation is not used to determine the average in the preceding sentence, (ii) paid by the holders of the Series B Preferred Stock if the Holders' Valuation is not used to determine the average in the preceding sentence or (iii) borne equally by the Corporation and the holders of the Series B Preferred Stock if the Corporation's Valuation and the Holders' Valuation are both used to determine the average in the preceding sentence. If required by any Appraiser or arbitrator, the Corporation shall execute a retainer and engagement letter containing reasonable terms and conditions, including, without limitation, customary provisions concerning the rights of indemnification and contribution by the Corporation in favor of such Corporation or arbitrator and its officers, directors, partners, employees, agents and Affiliates. As used herein, "Appraiser" means (a) with respect to a determination of the fair market value of any security, an investment banking firm and (b) with respect to a determination of other valuation required hereunder, a firm of the type generally considered to be qualified in making determinations of the type required.

                  The Corporation shall not take any action which results in an adjustment of the number of shares of Common Stock issuable upon conversion of a Series B Preferred Share if the total number of shares of Common Stock issuable after such action upon conversion of the Series B Preferred Stock then outstanding, together with the total number of shares of Common Stock then outstanding, would exceed the total number of shares of Common Stock then authorized under the Articles of Incorporation.

                  8. Automatic Conversion. All shares of Series B Preferred Stock shall be automatically converted into shares of Common Stock, at the then applicable Conversion Price, by written consent of the holders of greater than 51% of the outstanding shares of Series B Preferred Stock voting together as a class.

                  9. Change of Control. Upon the occurrence of any of the following events (each a "Change of Control"), the Corporation shall make an offer (the "Change of Control Offer") to each holder of Series B Preferred Shares to repurchase all or any part (but not, in the case of any holder requiring the Corporation to purchase less than all of the Series B Preferred Shares held by such holder, any fractional shares) of such holder's Series B Preferred Shares at an offer price per Share in cash equal to 105% of the Change of Control Purchase Price (as defined below):

                  (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) or group of persons is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Corporation other than pursuant to transactions contemplated by subparagraph (iii) below;

                  (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Corporation (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Corporation was approved by a vote of a majority of the directors of the Corporation then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office;

                  (iii) the merger or consolidation of the Corporation with or into another Person or the merger of another Person with or into the Corporation (a "Change of Control Merger"), except for a merger or consolidation in which the securities of the Corporation that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of the Corporation are changed into or exchanged for, in addition to any other consideration, securities of the surviving corporation that represent immediately after such transaction at least a majority of the aggregate voting power of the Voting Stock of the surviving entity; and

                  (iv) the sale, transfer or other disposition of all or substantially all of the assets of the Corporation (in one transaction or a series of related transactions) to another entity.

                  For purposes hereof, the "Change of Control Purchase Price" shall mean $100 plus all cumulative and accrued dividends (whether or not earned or declared) accumulated and unpaid on such Share, including Additional Dividends, through the date of payment of the Change of Control Purchase Price (the "Change of Control Payment Date")

                  Notwithstanding the foregoing, no Change of Control shall be deemed to have occurred pursuant to Section 9(i) as a result of (1) any Person that is currently a party to the Shareholders' Agreement dated as of December 15, 1999 among the Corporation, CB Capital Investors, L.P. (now J.P. Morgan Partners, LLC), S. P. Johnson, IV, Frank A. Wojtek, Paul B. Loyd, Jr., Steven A. Webster, Douglas A. P. Hamilton, DAPHAM Partnership, L.P. and Mellon Ventures L.P. becoming the beneficial owner at any time of more than 50% of the Voting Stock of the Corporation or (2) any other Person becoming the beneficial owner of more than 50% of the Voting Stock to the extent caused by the attribution to that other Person of the beneficial ownership of Voting Stock of a Person who is both listed in clause (1) above and is a member of a group with such other Person solely because of a voting agreement, tag along rights or other rights substantially similar to the rights set forth in the Shareholders' Agreement referenced in clause (1) and (3) the Shareholders' Agreement, dated the date hereof, among the Company and the shareholder named therein.

                  In the event of a Change of Control (a) pursuant to a transaction contemplated by subsections (i) or (ii) above, the Corporation shall provide the holders of the Series B Preferred Shares with advance notice so as to allow a repurchase under this Section as provided below, and (b) pursuant to a transaction contemplated by subsections (iii) or (iv) above, with advance notice so as to allow a repurchase under this Section concurrently with the consummation of such transaction, and such notice shall state, among other things: (1) that a Change of Control is expected to or has occurred (as the case may be) and that such holder has or may have the right to require the Corporation to purchase such holder's Series B Preferred Shares for the Change of Control Purchase Price; (2) the circumstances and relevant facts regarding such Change of Control; (3) the Change of Control Payment Date (which shall be concurrently with the consummation of the transaction unless the Corporation is not a party to the transaction, in which case such date shall be as soon as practicable, but in no event later than 15 days following the Change of Control; provided, however, that the Corporation shall provide notice of the Change of Control provisions contained herein to any third party that causes a Change of Control under subsections (i) or (ii) above pursuant to a transaction to which the Corporation is not a party as soon as practicable after the Corporation becomes aware of such Change of Control) and (4) the instructions determined by the Corporation, consistent with this Section 9, that a holder must follow in order to have its Series B Preferred Shares purchased.

                  The Corporation shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Series B Preferred Shares pursuant to this Section 9. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 9, the

Corporation shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 9 by virtue thereof.

                  Notwithstanding the repurchase rights granted to the holders of Series B Preferred Shares in this Section 9, the Corporation shall be required to offer and to purchase shares of Series B Preferred Stock only if (i) after giving effect to the repurchase, the Corporation would not be insolvent,
(ii) the net assets of the Corporation are not less than the amount of the proposed repurchase and (iii) funds are otherwise legally available therefor under TBCA, as from time to time amended; provided, however, that the Corporation shall not be a party to a Change of Control transaction if the circumstances described in subsections (i), (ii), (iii) or (iv) would then exist. Without limiting the generality of any provision hereof or of any applicable law, failure to repurchase the Series B Preferred Shares in accordance with the requirements of this Section 9 shall result in dividends continuing to accrue and accumulate on such Shares and shall result in the holders of such Shares having the right to vote such Shares as otherwise permitted herein (and all other rights and obligations shall continue with respect to such Shares as set forth herein), but shall not result in the Change in Control Purchase Price of such Shares being deemed to be a debt of the Corporation.

                  In the event that the total amount of funds legally available for purchase of Series B Preferred Shares is insufficient to repurchase the Series B Preferred Shares that are the subject of Change of Control Offer, then the Series B Preferred Shares shall be repurchased ratably based on the aggregate amount payable with respect to the shares of Series B Preferred Stock then required to be repurchased.

                  If Change of Control Offer is made and the Corporation is unable to repurchase the Series B Preferred Shares that are the subject of such Change of Control Offer because (i) after giving effect to the repurchase, the Corporation would be insolvent, (ii) the net assets of the Corporation are less than the amount of the proposed repurchase or (iii) funds are not legally available therefor under the TBCA, as from time to time amended, the obligation of the Corporation to repurchase such shares of Series B Preferred Stock shall continue until the Corporation is permitted to repurchase such Series B Preferred Stock in accordance with this Section 9.

                  The Corporation shall not be required to make a Change of Control Offer to the holders of Series B Preferred Shares upon a Change of Control if a third party makes the Change of Control Offer described above in the manner, at the times and otherwise in compliance with the requirements set forth and purchases all Series B Preferred Shares validly tendered and not withdrawn under such Change of Control Offer. Further, the Corporation's obligation to purchase any Series B Preferred Shares tendered to the Corporation pursuant to a Change of Control Offer may be discharged by a third party's purchase of such Shares and payment therefor in accordance with the terms of the Change of Control Offer.

                  After the full amount of the Change of Control Purchase Price of a Share has been paid or properly provided for, such Share will not entitle the holder thereof to any further participation in any distribution of assets by the Corporation. Such Share shall be deemed to cease to be outstanding and all rights of any person other than the Corporation in such Share shall be extinguished on the date of such payment or proper provision for such payment (including all rights to vote or consent or to receive future dividends or distributions with respect to such Share) except for the right to receive the Change of Control Purchase Price due under this Section 9, without interest, for the Shares in accordance with the provisions of this
Section 9, subject to applicable escheat laws.

                  For purposes of this Section 9, the following terms shall have the meanings indicated:

                  "Capital Stock" means, with respect to any Person, any and all shares, interests, rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) the equity (which includes, but is not limited to, ordinary shares, preference shares and partnership and joint venture interests) of such Person (excluding any debt securities that are convertible into, or exchangeable for, such equity).

                  "Exchange Act" means the Securities and Exchange Act of 1934, as amended.

                  "Person" means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or agency or political subdivision thereof or any other entity.

                  "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

                  10. Status of Reacquired Series B Preferred Shares. Shares issued and reacquired by the Corporation (including Series B Preferred Shares that have been redeemed) shall have the status of authorized and unissued shares of Preferred Stock undesignated as to series, subject to later issuance.

                  11. No Preemptive Rights. The shares of Series B Preferred Shares shall have no preemptive or subscription rights, except those that may be provided by contract.

                  12. Ranking.

                  Any class or classes of stock of the Corporation shall be deemed to rank:

                           (i) prior to the Series B Preferred Stock, as to
                  dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if the holders of such class shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series B Preferred Stock;

                           (ii) on a parity with the Series B Preferred Stock,
                  as to dividends or as to the distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Series B Preferred Stock, if the holders of such class of stock and the Series B Preferred Stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation prices, without preference or priority of one over the other; and

                           (iii) junior to the Series B Preferred Stock, as to
                  dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such stock shall be the Common Stock or if the holders of Series B Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of such stock.

                  The Series B Preferred Stock shall rank prior to all other series of the Corporation's Preferred Stock as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up.

                  13. Severability of Provisions. Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof.

                  14. Amendments. No provision of these terms of the Series B Preferred Stock may be amended, modified or waived without the written consent or affirmative vote of the holders of at least a majority of the then outstanding shares of Series B Preferred Stock, voting together as a separate class.

                  IN WITNESS WHEREOF, this Statement of Resolution has been executed by an officer of the Corporation, this 20th day of February, 2002.

                                           CARRIZO OIL & GAS, INC.



                                           By:  /s/ FRANK A. WOJTEK
                                             ----------------------------------
                                             Name:  Frank A. Wojtek
                                             Title: Vice President, Chief
                                                    Financial Officer